Item 77C - DWS Japan Equity Fund (a series of DWS Investors
Fund,
Inc.)

Registrant incorporates by reference to Proxy Statement filed on
March 3, 2006 (Accession No. 0001193125-06-044817).
A Special Meeting of Shareholders (the "Meeting") of DWS Japan
Equity
Fund (the "Fund") was held on May 5, 2006 at the offices of
Deutsche
Asset Management, 345 Park Avenue, New York, New York
10154. At the
Meeting, the following matters were voted upon by the
shareholders (the
resulting votes are presented below).
I.	Election of Board Members. ("Number of Votes"
represents all funds
that are series of DWS Investors Fund, Inc.)


Number of Votes:

For
Withheld
Henry P. Becton, Jr.
8,071,595.446
184,068.952
Dawn-Marie Driscoll
8,080,136.037
175,528.361
Keith R. Fox
8,085,100.401
170,563.997
Kenneth C. Froewiss
8,071,809.254
183,855.144
Martin J. Gruber
8,074,911.401
180,752.997
Richard J. Herring
8,080,036.504
175,627.894
Graham E. Jones
8,071,530.590
184,133.808
Rebecca W. Rimel
8,075,639.771
180,024.627
Philip Saunders, Jr.
8,066,934.369
188,730.029
William N. Searcy, Jr.
8,081,229.504
174,434.894
Jean Gleason
Stromberg
8,067,172.816
188,491.582
Carl W. Vogt
8,072,611.487
183,052.911
Axel Schwarzer
8,071,256.853
184,407.545

The meeting was adjourned until June 9, 2006, at which time the following
matters were voted upon by the shareholders:
II-A.	Approval of an Amended and Restated Investment
Management
Agreement with the Fund's Current Investment Advisor.

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
5,203,769.326
143,141.379
159,761.234
1,628,753.000

II-B.	Approval of an Amended and Restated Investment
Management
Agreement with Deutsche Investment Management Americas Inc.

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
5,196,513.808
148,927.612
161,230.519
1,628,753.000

II-C.	Approval of a Subadvisor Approval Policy.

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
5,165,271.854
164,596.394
176,803.691
1,628,753.000

III.	Approval of revised fundamental investment restrictions
on:
III-A.	Borrowing Money

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
5,183,284.596
245,177.667
78,209.676
1,628,753.000

III-C.	Senior Securities

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
5,192,382.143
235,578.576
78,711.220
1,628,753.000

III-D.	Concentration

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
5,193,239.028
235,225.235
78,207.676
1,628,753.000

III-E.	Underwriting of Securities

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
5,191,885.355
236,577.908
78,208.676
1,628,753.000

III-F.	Real Estate Investments

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
5,183,090.435
244,870.284
78,711.220
1,628,753.000

III-G.	Commodities

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
5,192,474.357
235,989.906
78,207.676
1,628,753.000

III-H.	Lending

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
5,186,483.222
241,979.041
78,209.676
1,628,753.000

III-I.	Portfolio Diversification for Diversified Funds

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
5,194,562.899
233,900.364
78,208.676
1,628,753.000

IV.	Approval of Reclassification of the Fund's Investment
Objective as Non-
Fundamental.

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
5,051,521.768
274,311.627
180,838.544
1,628,753.000

V.	Approval of Amended and Restated Articles of
Incorporation.1

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
5,169,070.228
174,932.619
162,669.092
1,628,753.000

1	This proposal was not approved by the shareholders.
*	Broker non-votes are proxies received by the fund from
brokers or nominees when the
broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.